Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RATTLER MIDSTREAM PARTNERS LP

The undersigned, desiring to amend the Certificate of Limited Partnership of Rattler Midstream Partners LP (the “Partnership”), pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

1.	The name of the Partnership is Rattler Midstream Partners LP

2.	The Certificate of Limited Partnership of the Partnership was originally filed on July 27, 2018 and assigned file number 6992538.

3.	Article FIRST of the Certificate of Limited Partnership of the Partnership shall be amended as follows:

“The name of the Limited Partnership is Rattler Midstream LP.”

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Limited Partnership of the Partnership on this 14th day of December, 2018.

By:	Rattler Midstream GP LLC, its general partner

	By:	/s/ Randall J. Holder
	Name:	Randall J. Holder
	Title:	Authorized Person